EXHIBIT 1.1

                                                                EXECUTION COPY

                                  $200,000,000

                                SEACOR SMIT INC.

                     57/8% SENIOR NOTES DUE OCTOBER 1, 2012

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                            September 20, 2002

MORGAN STANLEY & CO. INCORPORATED
600 Travis, Suite 3700
Houston, TX 77002


Ladies and Gentlemen:

           1. Introductory. SEACOR SMIT Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell $200,000,000 aggregate principal amount of its 57/8% Senior Notes Due October 1, 2012 (the "OFFERED SECURITIES") to be issued under a first supplemental indenture, to be dated as of September 27, 2002 (the "FIRST SUPPLEMENTAL INDENTURE"), to the indenture relating to senior debt securities, dated as of January 10, 2001, between the Company and U.S. Bank National Association, as Trustee (as amended and supplemented by the First Supplemental Indenture, the "INDENTURE"). The Company hereby agrees with Morgan Stanley & Co. Incorporated (the "UNDERWRITER") as follows:

           2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

           (a) A registration statement (No. 333-53326), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (the "COMMISSION"), and such registration statement, as amended by Amendment No. 1 thereto, has become effective under the Securities Act of 1933 (the "ACT"). Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offered Securities and the terms of the offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

           (b) On its effective date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 (the "TRUST INDENTURE ACT") and the rules and regulations of the Commission

(the "RULES AND Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date hereof, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as applicable, and the Rules and Regulations.

           (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not have a material adverse effect on the general affairs, prospects, management, financial position, stockholders' equity or result of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); each active subsidiary of the Company (each, a "SUBSIDIARY") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be (if the concept of good standing is recognized in such Subsidiary's jurisdiction of incorporation or organization), with power and authority to own its properties and conduct its business as described in the Prospectus; and each Subsidiary has been duly qualified as a foreign corporation (or other entity) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not have a Material Adverse Effect.

           (d) All of the outstanding shares of capital stock of the Company have been validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the capital stock of the Company incorporated by reference in the Prospectus; and all of the outstanding shares of capital stock or limited liability company interests, as the case may be, of each Subsidiary have been validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

           (e) The Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act with respect to the Offered Securities registered thereby; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           (f) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Offered Securities.

           (g) The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities, compliance with the terms and provisions thereof and hereof and the consummation by the Company of the transactions herein contemplated will not conflict with nor result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, stockholders' agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the Amended and Restated By-laws of the Company or the charter or by-laws (or similar governing document) of any Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, filing, registration or qualification of or with any such court, governmental agency or body is required for the issuance and sale of the Offered Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

           (h) This Agreement has been duly authorized, executed and delivered by the Company.

           (i) Except as disclosed in the Prospectus and except as would not be reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

           (j) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

           (k) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

           (l) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

           (m) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, and comply as to form with the applicable accounting requirements under the Act and the Exchange Act and the related Rules and Regulations of the Commission; and the schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

           (n) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in or contemplated by the Prospectus and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

           (o) The Company is not and, upon the issuance of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

           (p) The Company is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended (the "SHIPPING ACT") and is qualified to engage in the coastwise trade of the United States; the issuance and sale of the Offered Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not cause the Company to cease to be a citizen of the United States within the meaning of Section 2 of the Shipping Act or cause the Company to cease to be qualified to engage in the coastwise trade of the United States.

           (q) The Company and its Subsidiaries hold all licenses, consents and approvals required by, and are in compliance with, all regulations of state, Federal and foreign governmental authorities that regulate the conduct of the business of the Company and its Subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect.

           (r) National Response Corporation ("NRC") has been designated an Oil Spill Removal Organization by the U.S. Coast Guard pursuant to the Oil Pollution Act of 1990.

           3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of 98.189% of the principal amount thereof plus accrued interest from September 27, 2002 to the Closing Date (as hereinafter defined), the $200,000,000 aggregate principal amount of Offered Securities.

           The Company will deliver, against payment of the purchase price, the Offered Securities in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriter in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company at the office of Vinson & Elkins L.L.P., New York, New York, at 10:00 A.M. (New York time) on September 27, 2002, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the

Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Vinson & Elkins L.L.P. at least 24 hours prior to the Closing Date.

           4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

           5. Certain Agreements of the Company. The Company agrees with the Underwriter that:

           (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (4) or (5) (as consented to by the Underwriter) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement). The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).

           (b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement and will not effect such amendment or supplementation without the Underwriter's consent, which consent shall not be unreasonably withheld; and the Company will also advise the Underwriter promptly of the filing of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

           (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

           (d) As soon as practicable after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of
(i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date hereof and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date hereof, which will satisfy the provisions of Section 11(a) of the Act.

           (e) The Company will furnish to counsel to the Underwriter copies of the Registration Statement in the form it became effective (one of which will be signed) and of all amendments thereto, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter has requested. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

           (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus or the Registration Statement or the offering or sale of the Offered Securities, in any jurisdiction in which it is not now so subject.

           (g) During the period of two years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year.

           (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter.

           (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter for a period of 90 days after the date of the initial public offering of the Offered Securities.

           6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of Company officers made in any certificate pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

           (a) On or prior to the date of this Agreement, the Underwriter shall have received a letter, dated the date of delivery thereof, in form and substance satisfactory to the Underwriter, of Ernst & Young LLP to the effect specified by the Underwriter and confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder.

           (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

           (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise that, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

           (d) The Underwriter shall have received an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Company, to the effect that:

                  (i) Each of the Company and its Subsidiaries listed on Exhibit A to this letter that is organized under the laws of the State of Delaware (each a "Delaware Subsidiary") is a corporation or limited liability company, as the case may be, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus. Each of the Company and the Delaware Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to have such qualification would not have a Material Adverse Effect.

                  (ii) All of the outstanding shares of capital stock or limited liability company interests, as the case may be, of each Delaware Subsidiary are owned of record by the Company or a subsidiary of the Company. Such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. To such counsel's knowledge, such shares and limited liability company interests are also owned beneficially by the Company and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances.

                  (iii) The Company has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder. The execution, delivery and performance of the Indenture by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly and validly executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and (assuming its due authorization, execution and delivery by the Trustee) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (iv) The Company has all requisite corporate power and authority to execute and deliver the Offered Securities and to perform its obligations thereunder. The execution, delivery and performance of the Offered Securities by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (v) The Company is not, and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds therefrom as described in the Prospectus, will not be, an "investment company," as defined in the Investment Company Act of 1940, as amended.

                  (vi) No consent, approval, waiver, license or authorization or other action by or filing with, any New York, Delaware or federal governmental authority is required for the execution and delivery by the Company of the this Agreement, the Indenture or the Offered Securities, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except those already obtained and except such as may be required under securities or blue sky laws of any state or foreign jurisdiction or under any maritime, admiralty and related laws, rules and regulations, as to which such counsel expresses no opinion.

                  (vii) The execution and delivery by the Company of this Agreement, the Indenture and the Offered Securities, the performance by the Company of its obligations thereunder and the consummation of any other of the transactions contemplated thereby, including the issuance and sale of the Offered Securities, will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company, each as amended to the date hereof, (ii) any of the terms, conditions or provisions of any other document, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which they are bound which is listed as an exhibit on the Company's Form 10-K for the year ended December 31, 2001, as filed with the Commission, (iii) New York, Delaware or federal law or regulation (other than state securities or blue sky laws, maritime, admiralty and related laws, rules and regulations, as to which such counsel expresses no opinion) or (iv) any judgment, writ, injunction, decree, order or ruling known to us of any court or governmental authority binding on the Company or any of its Subsidiaries (other than public or governmental authorities having jurisdiction over maritime, admiralty or related matters or who enforce or interpret maritime or admiralty laws or promulgate any regulations as to such matters, as to which such counsel expresses no opinion).

                  (viii) The Company has all requisite corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company.

                  (ix) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject that are required to be described in the Registration Statement or Prospectus and are not so described. To such counsel's knowledge, there are no contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (x) The Registration Statement has become effective under the Act, and there is no stop order of which we are aware suspending the effectiveness of the Registration Statement. To such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule.

                  (xi) The Registration Statement, the Prospectus and the documents incorporated therein by reference (it being understood that such counsel expresses no view with respect to the financial statements and related notes, the financial statement schedules and other financial and accounting data included or incorporated by reference in the Registration Statement or Prospectus), when they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as the case may be, and the rules regulations thereunder.

                  (xii) The statements in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and other documents, in each case insofar as such descriptions constitute summaries of the legal matters, documents or proceedings referred to therein (other than statements relating to maritime, admiralty or related matters, as to which such counsel expresses no opinion), fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects (it being understood that such counsel expresses no view with respect to the financial statements and related notes, the financial statement schedules and other financial and accounting data included or incorporated by reference in the Registration Statement or Prospectus).

                     In addition, such counsel shall state that it has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Underwriter and representatives of counsel for the Underwriter, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in paragraph (xii) above), no facts have come to such counsel's attention which lead it to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view with respect to the financial statements and related notes, the financial statement schedules and other financial and accounting data included or incorporated by reference in the Registration Statement or Prospectus).

                     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than New York, the District of Columbia or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and
           (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (d) include any supplements.

           (e) The Underwriter shall have received an opinion, dated the Closing Date, of Louisiana counsel for the Company, in form and substance satisfactory to the Underwriter on such matters as the Underwriter shall require.

           (f) On the Closing Date, the Company shall have furnished to the Underwriter the opinion of Alice N. Gran, General Counsel of the Company, dated the date of delivery thereof, to the effect that:

                  (i) the issue and sale of the Offered Securities being delivered by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or violate or constitute a default under, (i) any U.S. Federal maritime or admiralty law or regulation, or
                  (ii) any judgment, writ, injunction, decree or order binding on the Company or any of its subsidiaries or any of their properties of which such counsel is aware of any U.S. Federal court or governmental authority having jurisdiction over any maritime or admiralty matters or who enforce or interpret any maritime or admiralty laws or promulgate any regulations as to such matters;

                  (ii) no consent, approval, waiver, license or other authorization by or filing with any U.S. Federal maritime or admiralty governmental authority is required for the issue and sale of the Offered Securities by the Company or the consummation by the Company of the transactions contemplated herein; and

                  (iii) the statements in the Form 10-K incorporated by reference in the Prospectus under the captions "Business -- Offshore Marine Services -- Government Regulations -- Domestic Regulation" and " -- Foreign Regulation" fairly identify the domestic governmental and international maritime regulation to which the Company is subject.

           (g) The Underwriter shall have received from Vinson & Elkins L.L.P., counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (h) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the respective dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

           (i) The Underwriter shall have received a letter, dated the Closing Date, of Ernst & Young LLP that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may waive compliance with any conditions to the obligations hereunder.

           7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

           (b) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting;" the second sentence of the fifth paragraph under the caption "Underwriting;" and the seventh and eighth paragraphs under the caption "Underwriting."

           (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

           (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

           8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than the occurrence of any event specified in clause (iii),
(iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

           9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter, c/o Morgan Stanley & Co. Incorporated, 600 Travis, Suite 3700, Houston, TX 77002, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1370 Avenue of the Americas, 25th Floor, New York, N.Y. 10019, Attention:
General Counsel; provided, however, that any notice to the Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to the Underwriter.

           10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

           11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

           12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS NEGOTIATED, MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

           The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

           If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.


                                 Very truly yours,

                                 SEACOR SMIT INC.

                                 By: /s/ Randall Blank
                                     ---------------------------------------
                                     Name: Randall Blank
                                     Title: Executive Vice President,
                                     Chief Financial Officer and Secretary



The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date first above written.


MORGAN STANLEY & CO. INCORPORATED

By: /s/ Michael Fusco
    ----------------------------------------
    Name: Michael Fusco
    Title: Executive Director